U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 12b-25

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        NOTIFICATION OF LATE FILING                          SEC FILE NUMBER
                                                                 1-7725
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              (Check One):                                    CUSIP NUMBER
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[ ]Form 10-K and  [ ]Form 20-F  [X]Form 11-K  [ ]Form 10-Q and  [ ]Form N-SAR
   Form 10-KSB                                Form 10-QSB


        For Period Ending :                               September 30, 1998
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        [ ]Transition  Report Form 10-K
        [ ]Transition  Report Form 20-F
        [ ]Transition  Report  Form  11-K
        [ ]Transition  Report  Form  10-Q
        [ ]Transition Report Form N-SAR
        For the Transition Period Ending.......................................

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If the notification  relates to a  portion of the filing checked above, identify the Item(s) to which the notification relates:..................................

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Part I - Registrant Information
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         COMDISCO, INC.
         Full Name of Registrant

         Former Name if Applicable

         6111 N. RIVER ROAD
         Address of Principal Executive Office (Street and Number):

         ROSEMONT, IL 60018
         City, State and Zip Code




Part II - Rules 12b-25(b) and (c)
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If the subject report could not be filed without  unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

     [X] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense.

     [X] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

     [X] (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

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Part III - Narrative
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State below in  reasonable  detail the  reasons  why Form 10-K and Form  10-KSB,
20-F, 11-K, 10-Q and Form 10-QSB, NSAR, or the transition report or portion thereof could not be filed within the prescribed period.

Comdisco,Inc.   has  been  unable  to  complete,   assimilate  and  deliver  all
information needed by its accountants to complete the audited financial statements for the Comdisco, Inc. Employee Profit Sharing Plan for filing with the Form 11-K by the March 31, 1999 due date.
                                                (Attach Extra Sheets if Needed)
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Part IV - Other Information
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     (1) Name and  telephone  number  of  person  to  contact  in regard to this notification.

          RONALD J. RAPP                                  (847) 518-5071
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              (Name)                               (Area Code)(Telephone Number)

     (2) Have all other periodic reports required under section 13 or 15(d) of the Securities Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).
                                                          [X] Yes      [ ] No

     (3) Is it anticipated that any significant change in results of operations form the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

                                                          [ ] Yes      [X] No

     If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

                                 COMDISCO, INC.
                  (Name of Registrant as specified in Charter)

Has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   March 31, 1999                        By:

                                              /s/Jeremiah M. Fitzgerald
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                                              Jeremiah M. Fitzgerald
                                              Vice President and
                                              General Counsel